Daré Bioscience Reports First Quarter 2019 Financial Results and Company Update SAN DIEGO, May 14, 2019 (GLOBE NEWSWIRE) -- Daré Bioscience, Inc. (NASDAQ: DARE), a leader in women’s health innovation, today reported financial results for the first quarter ended March 31, 2019 and provided a Company update. “The first quarter was an active one for Daré and positioned us well for the year ahead,” said Sabrina Martucci Johnson, President and CEO of Daré. “We believe our differentiated product candidate portfolio is well poised to drive value in 2019 and 2020 as we seek to execute against clinical and regulatory milestones, particularly with our Phase 3 and Phase 2 candidates. During the first quarter, we continued enrollment in the postcoital test clinical trial of Ovaprene, our monthly, non-hormonal contraceptive candidate, and we remain on track to report top-line data in the second half of 2019. In addition, work continued on the content validity patient reported outcome study of Sildenafil Cream, 3.6%, positioning us to request a Type C meeting with the FDA later this year at which we intend to obtain its guidance on the endpoints for our Phase 2b and Phase 3 clinical trials for female sexual arousal disorder. Finally, activities related to the clinical supply and regulatory requirements of our single-dose potential treatment for bacterial vaginosis, DARE-BV1, are underway to support initiation of a Phase 3 trial later this year.” Quarter Ended March 31, 2019 Financial Results Š Cash and cash equivalents: ○ As of March 31, 2019, cash and cash equivalents were approximately $3.5 million. ○ In March 2019, the Company received a Notice of Award for an additional $982,851 of the anticipated $1.9 million grant from the Eunice Kennedy Shriver National Institute of Child Health and Human Development. The Company will seek reimbursement for allowed expenses under this grant throughout 2019 to cover a portion of the costs associated with the ongoing Ovaprene postcoital test clinical trial. ○ In April 2019, the Company completed the sale of 5.26 million shares of its common stock in an underwritten offering raising net proceeds of approximately $5.2 million. Š General and administrative expenses were $1.28 million for the first quarter of 2019, as compared to $1.30 million for the same period in 2018. A reduction in fees for legal and professional services during the first quarter of 2019 was offset by higher personnel costs related to staff additions during the prior six months. Š Research and development expenses were $1.69 million for the first quarter of 2019, as compared to $1.09 million for the same period in 2018. The increase reflects development activities of approximately $389,000 for two ongoing studies--the postcoital test clinical study of Ovaprene and the content validity study of Sildenafil Cream, 3.6%--and to a lesser extent, activities to prepare for the clinical trials of DARE-BV1 (Phase 3) and DARE-HRT1 (Phase 1) that the Company expects to initiate later this year. Š The Company reported a comprehensive net loss of $3.04 million for the first quarter of 2019, as compared to loss of $7.68 million for the same period in 2018. The higher loss in the first quarter of 2018 included a non-cash charge of $5.2 million related to the impairment of goodwill. Conference Call Daré will host a conference call and live webcast today at 4:30 p.m. Eastern Time to review the Company's financial results for the quarter ended March 31, 2019 and to provide a Company update. To access the conference call via phone, dial (844) 831-3031 (U.S.) or (443) 637-1284 (international). The conference ID number for the call is 2297055. The live webcast can be accessed under “Events & Presentations" in the Investor Relations section of the Company's website at www.darebioscience.com. Please log in approximately 5-10 minutes prior to the call to register and to download and install any necessary software. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 2297055. The call and webcast replay will be available until May 21, 2019. About Daré Bioscience Daré Bioscience is a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s sexual health, vaginal health, fertility, and contraception. The company’s mission is to identify, develop and bring to market a portfolio of novel, differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women in these targeted areas. Daré’s product portfolio includes potential first-in-class candidates in clinical development: Ovaprene®, a non-hormonal, monthly contraceptive vaginal ring; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil to treat female sexual arousal disorder utilizing the active ingredient in Viagra®; DARE-BV1, a unique hydrogel formulation of clindamycin phosphate 2% to treat bacterial vaginosis via a single application; and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for hormone replacement therapy following menopause. To learn more about Daré's full portfolio of women's health product candidates, and mission to deliver novel therapies for women, please visit www.darebioscience.com.

Daré may announce material information about its finances, product candidates, clinical trials and other matters using its investor relations website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company, and may also use social media to communicate important information about the company, its finances, product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts on its investor relations website (https://darebioscience.gcs-web.com/) and to follow these Twitter accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted on the investor relations page of the company's website mentioned above.

Forward Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as "believe," "may," "will," "estimate," "continue," "anticipate," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would," "contemplate," project," "target," "tend to," or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to the ability of Daré's product candidate portfolio to drive value in 2019 and 2020, the timing of reporting top-line data from the postcoital test clinical trial of Ovaprene, and the timing of future clinical trials for DARE-BV1 and DARE-HRT1. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risk and uncertainties related to: Daré's ability to continue as a going concern; Daré's ability to raise additional capital when and as needed, to advance its product candidates; Daré's ability to develop, obtain regulatory approval for, and commercialize its product candidates; the failure or delay in starting, conducting and completing clinical trials or obtaining FDA or foreign regulatory approval for Daré's product candidates in a timely manner; Daré's ability to conduct and design successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; Daré's ability to retain its licensed rights to develop and commercialize a product candidate; Daré's ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product candidates; developments by Daré's competitors that make its product candidates less competitive or obsolete; Daré's dependence on third parties to conduct clinical trials and manufacture clinical trial material; Daré's ability to adequately protect or enforce its, or its licensor's, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré's product candidates which could expose its products to competition from other formulations using the same active ingredients; the risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund; and disputes or other developments concerning Daré's intellectual property rights. Daré's forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré's risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré's recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Investors on behalf of Daré Bioscience, Inc.:

Alex Gray
Burns McClellan
agray@burnsmc.com
212-213-0006

OR

Media on behalf of Daré Bioscience, Inc.:

Jordann Phillips
Canale Communications
Jordann@canalecomm.com
619-849-6009

Daré Bioscience, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended March 31,			
	2019		2018	
Operating expenses				
General and administrative	$	1,277,180	$	1,303,189
Research and development expenses	$	1,693,391	$	1,086,653
License expenses	$	112,500	$	100,000
Impairment of goodwill		—	$	5,187,519

Total operating expenses $ 3,083,071 $ 7,677,361 Loss from operations $ (3,083,071) $ (7,677,361) Other income $ 31,231 $ 11,744 Net loss $ (3,051,840) $ (7,665,617) Foreign currency translation adjustments $ 7,621 $ (13,746) Comprehensive loss $ (3,044,219) $ (7,679,363) Loss per common share - basic and diluted $ (0.27) $ (0.88) Weighted average number of common shares outstanding: Basic and diluted 11,422,161 8,684,550 Daré Bioscience, Inc. and Subsidiaries Consolidated Balance Sheets March 31, December 31, 2019 2018 (unaudited) Cash and cash equivalents $ 3,505,026 $ 6,805,889 Working capital $ 3,243,816 $ 6,148,967 Total assets $ 5,019,855 $ 7,827,387 Total stockholders' equity $ 3,780,369 $ 6,726,620 In April 2019, the Company completed the sale of 5.26 million shares of its common stock in an underwritten offering raising net proceeds of approximately $5.2 million. Such offering occurred after the end of the first quarter of 2019, and hence, such offering proceeds are not reflected in the March 31, 2019 balance sheet figures above. Source: Daré Bioscience